How It Works Our Team Investor Portal


This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. No offer of securities shall be made except via the Regulation A offering statement to be filed by the company with the SEC. Consequently, no money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the company's Regulation A offering statement is qualified by the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Your indication of interest involves no obligation or commitment of any kind.

Invest in Real Estate for just $500

A no-fee, low barrier passive investment solution for the military community


ADPI
CAPITAL
Tribeca Place

Built to help military members, veterans, and their families invest on the go

Veteran and military spouse owned and operated, at ADPI Capital™ we know what it's like to serve.

No longer will military service obligations and overseas deployments get in the way of your financial goals. With an ADPI Capital™ fund, you can invest passively in a no-fee, diversified portfolio of commercial real estate.

How It Works

Investment Highlights

12%+
Total Return

5-7
Year Hold

1.7-1.9
Equity Multiple

*See important investment disclosures below

More Than Just Passive Investing

Invest now with only $500 and get more than just above average risk adjusted returns

*See important investment disclosures below

How It Works Our Team Investor Portal

More Than Just Passive Investing

Invest now with only $500 and get more than just above average risk adjusted returns









Invest along side your military community

Our platform provides investors unprecedented access to a growing portfolio of diversified real estate assets owned and operated by Active Duty Passive Income® community members and military real estate investors just like you.





Where education meets experience

At ADPI Capital™, we're not just educators. We're ACTION TAKERS. With over 2,400+ units actively under management, you can rest easy knowing that our founders have the experience necessary to find, fund, and operate a variety of real estate assets - from mobile home parks to multifamily apartment complexes to self-storage facilities and everything in between.

Own your financial future today

Using our powerful investor portal, you'll be able to easily sync your bank accounts, receive quarterly distributions, and stay up to date with timely market and performance updates. Whether you're a brand new E-1 or a seasoned O-10, taking charge of your financial future has never been easier.


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Getting started is easy

Sign up with ADPI Capital™ in just 2 minutes. Tell us about yourself and your investment goals and we'll pair you with an opportunity that makes sense. Then just sync your accounts, invest, and watch your portfolio grow over time!

Your Background

Let's get to know each other. Give us a little info about yourself.

Invest

Log into our secure portal to commit funds and begin today.

Grow Over Time

Collect regular distributions and watch your money grow over time.

Get Started

Legal Disclaimer

ADPICAPITAL.com is a website (the "ADPI CAPITAL Platform") operated by ADPI CAPITAL LLC ("ADPI CAPITAL") and by accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. ADPI CAPITAL does not give investment advice, endorsement, analysis or recommendations with respect to any securities and the content contained on the ADPI CAPITAL Platform does not constitute an offer by ADPI CAPITAL to sell, solicit or make an offer to buy an investment interest. Offers to sell, or the solicitation of offers to buy, any security can only be made through official offering documents, such as a subscription agreement and private placement memorandum (the "Documents"). Before making an investment decision with respect to any investment described herein, potential investors are advised to carefully review the Documents. Any investment overview found on the ADPI CAPITAL Platform is intended only as a preliminary summary of such investment. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed discussion contained in the actual text of the Documents.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such

Legal Disclaimer

ADPICAPITAL.com is a website (the "ADPI CAPITAL Platform") operated by ADPI CAPITAL LLC ("ADPI CAPITAL") and by accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. ADPI CAPITAL does not give investment advice, endorsement, analysis or recommendations with respect to any securities and the content contained on the ADPI CAPITAL Platform does not constitute an offer by ADPI CAPITAL to sell, solicit or make an offer to buy an investment interest. Offers to sell, or the solicitation of offers to buy, any security can only be made through official offering documents, such as a subscription agreement and private placement memorandum (the "Documents"). Before making an investment decision with respect to any investment described herein, potential investors are advised to carefully review the Documents. Any investment overview found on the ADPI CAPITAL Platform is intended only as a preliminary summary of such investment. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed discussion contained in the actual text of the Documents.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

Please read the full Legal Disclaimer prior to making any investment decision.

Getting started is easy

Sign up with ADPI Capital in just 2 minutes. Tell us about yourself and your investment goals and we'll pair you with an opportunity that makes sense. Then just sync your accounts, invest, and watch your portfolio grow over time!

Your Background

Let's get to know each other. Give us a little info about yourself.

Invest

Log into our secure portal to commit funds and begin today.

Grow Over Time

Collect regular distributions and watch your money grow over time.

Get Started

Our Members

Growing at nearly 7,000+ members per month, the Active Duty Passive Income® community of military real estate investors has never been stronger. Our unique fund model allows members to diversify their portfolios and invest directly into the community they already know, love, and trust.

Not a member? Join here now!


ADPI
CAPITAL

How It Works Our Team Investor Portal



Our Mission

We've blended our expertise and experience in commercial real estate with a recession resilient, value-first strategy designed to help both new and seasoned military real estate investors consistently grow their net worth and own more of the land they swore to protect.

Our Model

It's no secret that while profitable, the real estate industry is littered with advisory fees and hidden management fees. By reducing costs, leveraging the strength of the Active Duty Passive Income® community, and removing the net worth barrier to entry, investors of our no-fee Fund are able to own and profit from commercial real estate like never before.


ACTIVE DUTY
PASSIVE INCOME

Important Insights

*Review important legal disclaimers prior to investing.

Who can invest with ADPI Capital? +

What's the minimum investment amount? +

What returns can I expect? +

If this a long term investment? +

How does your fee structure work? +

How do distributions work? +

How soon can I expect my first distribution after investing? +

How do I get started? +

Legal Disclaimer

ADPICAPITAL.com is a website (the "ADPI CAPITAL Platform") operated by ADPI CAPITAL LLC ("ADPI CAPITAL") and by accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. ADPI CAPITAL does not give investment advice, endorsement, analysis or recommendations with respect to any securities and the content contained on the ADPI CAPITAL Platform does not constitute an offer by ADPI CAPITAL to sell, solicit or make an offer to buy an investment interest. Offers to sell, or the solicitation of offers to buy, any security can only be made through official offering documents, such as a subscription agreement and private placement memorandum (the "Documents"). Before making an investment decision with respect to any investment described herein, potential investors are advised to carefully review the Documents. Any investment overview found on the ADPI CAPITAL Platform is intended only as a preliminary summary of such investment. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed discussion contained in the actual text of the Documents.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

Please read the full Legal Disclaimer prior to making any investment decision.

How It Works | Our Team | Investor Portal

Removing the Barriers to Passive Income

Founded in 2022, ADPI Capital™ is a community-driven investment firm dedicated to providing service members, veterans, and their families easy access to real estate investment opportunities. By removing barriers to wealth and disrupting the traditional investment process, we help the military community own more of the land they swore to protect and defend.

Invest Now

Experience You Can Trust

With a combined 40+ years of commercial real estate and over 2,400+ combined owned units worth approximately $122M, you can trust that the ADPI Capital™ team has what it takes to raise, deploy, and manage cash flowing real estate assets nationwide



Adam La Barr

Director of Operations

Learn More About Adam



Kevin Brenner

Director of Investor Relations

Learn More About Kevin



Victoria Griggs

Senior Managing Partner

Learn More About Victoria



Tim Kelly

Advisory Board Member

Learn More About Tim



Eric Upchurch

Advisory Board Member

Learn More About Eric



Jill Campbell

Advisory Board Member

Learn More About Jill



Spencer Thomas

Advisory Board Member

Learn More About Spencer



Markian Sich

Advisory Board Member

Learn More About Markian

Legal Disclaimer

ADPICAPITAL.com is a website (the "ADPI CAPITAL Platform") operated by ADPI CAPITAL LLC ("ADPI CAPITAL") and by accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. ADPI CAPITAL does not give investment advice, endorsement, analysis or recommendations with respect to any securities and the content contained on the ADPI CAPITAL Platform does not constitute an offer by ADPI CAPITAL to sell, solicit or make an offer to buy an investment interest. Offers to sell, or the solicitation of offers to buy, any security can only be made through official offering documents, such as a subscription agreement and private placement memorandum (the "Documents"). Before making an investment decision with respect to any investment described herein, potential investors are advised to carefully review the Documents. Any investment overview found on the ADPI CAPITAL Platform is intended only as a preliminary summary of such investment. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed discussion contained in the actual text of the Documents.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

Please read the full Legal Disclaimer prior to making any investment decision.